EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement') dated as of November 1, 1996, between VISTA TECHNOLOGIES INC., a Nevada corporation with its principal place of business in the United States at 167 S. San Antonio Road, Suite 9, Los Altos, CA 94022 (herein called the "Company") and Allen J. Simon (herein called the "Employee") residing at 3030 Washington St., San Francisco, CA 94115

1. EMPLOYMENT. The Company hereby employs Employee as the Company's Executive Vice President and Chief Operating Officer reporting to the Company's Chief Executive Officer. Employee will be responsible for management and supervision of the Company's operations for the term of this Agreement, and the Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

2. TERM. The term of this Agreement shall commence as of November 1, 1996 (the "Employment Date") and shall continue in effect for a term of 36 months, unless previously terminated in accordance with the provisions of
Section 6 of this Agreement. Thereafter, this Agreement shall be automatically renewed on a year-to-year basis unless either party shall provide the other with notice in writing of the termination of this Agreement at least 60 days' prior to the expiration of this Agreement at the end of its original term or any renewal thereof. For purposes of this Agreement, the "term of this Agreement" shall refer to the initial term and all renewal terms hereof. In the event of termination by the Company prior to the expiration of this Agreement at the end of its original term or any renewal thereof, the Company shall pay the Employee severance pay and benefits required by Section 6(e) of this Agreement unless termination by the Company is for a reason specified in Sections 6(a), 6(b) or 6(c) hereunder

3. COMPENSATION. For all services rendered by the Employee under this Agreement, the Company shall pay the Employee a salary and fringe benefits as follows;

  (a) CASH COMPENSATION: The Company shall pay the Employee a base salary during the term of this Agreement, payable monthly, at the rate of $175,000 per year per

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  annum. In lieu of an annual bonus for the current fiscal year ending
  March 31, 1997, Employee will receive a payment of $50,000 on May 1, 1997. Thereafter Employee will be eligible to receive an fiscal annual performance bonus of up to 100% of base salary based upon achievement of reasonable and achievable Company goals as determined and approved in good faith by the Board of Directors to be paid no later than 90 days from the end of such year. Employee shall be eligible for annual performance appraisal and merit increase. Company may, but is not obligated to, increase Employee's salary as Company deems appropriate.

  (b) Stock Options: The Company shall grant the Employee Incentive Stock Options under the Vista Technologies Inc. 1994 Stock Option Plan to purchase 500,000 common shares of the Company at $2.625 per share which shall vest in equal quarterly increments over a period of 12 quarters from the Employment Date as set forth in the Stock Option Agreement.

  (c) MEDICAL, INSURANCE, AND OTHER BENEFITS: The Employee shall at his option be entitled to participate with other employees of the Company in all group fringe benefit plans or other group arrangements authorized and adopted from time to time. Employee shall also receive such other benefits including vacation, holidays, and sick leave, as Company generally provides to its employees holding similar positions as that of Employee. The Company agrees to make available to Employee Company-paid medical and long-term disability plans, and will make the annual payments for Employee's life insurance policy #1A22073200 provided by Pacific Mutual Insurance.

  (d) CAFETERIA PLAN: The Company agrees to reimburse Employee an amount equal to no more than seven and one half per cent (7 1/2%) of base salary in any year for personal benefit expenses related to Employee and his family as determined by Employee at his sole discretion. Cafeteria Plan benefits shall not be accumulated and carried over from one year to the next, and shall be forfeited to the extent not used within any calendar year.

  (e) EXPENSES: The Company shall either pay directly or reimburse Employee for reasonable travel, entertainment and other business expenses incurred by Employee in the performance of his duties hereunder; provided that the incurring

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  of such expenses shall be subject to such policies as shall be established by the Board of Directors of the Company from time to time, and Employee shall submit to the Company such documentation to substantiate such expenses as the Company shall reasonably request.

  (f) INITIAL EMPLOYMENT BONUS: Company will pay Employee a cash bonus of $25,000 on or before December 15, 1996. In addition, the Company shall grant Employee upon effective date of the Agreement 100,000 Class G Common Stock Purchase Warrants for Company common shares exercisable at a price of $2.625 per share in exchange for $100. The Company has the right to repurchase these warrants for $100 should Employee be Terminated by the Company for any reason other than in paragraphs 6(a), 6(b), and 6(d) hereof.

Nothing herein shall be deemed to preclude the Company from awarding additional compensation or benefits to Employee during the term of this Agreement, upon approval of Company's Board of Directors, whether in the form of raises, bonuses, additional fringe benefits, or otherwise.


4. DUTIES. During the term of this Agreement, the Employee hereby promises to perform and discharge faithfully the duties which may be assigned to him from time to time by the President of the Company in connection with the conduct of its business so long as such duties are reasonably related to the Employee's duties Executive Vice President and Chief Operating Officer of the Company. Employee will be responsible for all domestic and foreign operations of the Company and will have all relevant executives and their respective subordinates report to him with the exception of the Chief Financial Officer and his subordinates. Employee is employed to actively serve on a full-time basis as an executive officer of the Company reporting directly to its President.


5. EXTENT OF SERVICES; OTHER INTERESTS. During the term of this Agreement, the Employee shall devote all of his working time, attention and energies which is reasonably required for the performance of his duties and the business of the Company and shall travel as reasonably required to discharge the duties of his position with the Company as assigned by its Board of Directors. The Employee shall not during the term of this Agreement be engaged in any other business activities that are, or could

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potentially be, in competition with the business activities of the Company whether or not such business activities are pursued for gain, profit or other pecuniary advantage. Subject to the foregoing, the Employee may engage in investment, business, professional and continuing education activities so long as such activities do not substantially interfere with the performance of his duties as the Executive Vice President and Chief Operating Officer of the Company.


6. TERMINATION. Payment of severance described in this Section 6 shall be paid no later than ten (10) days after becoming due.

  (a) DEATH: In the event of Employee's death during the term hereof, this Agreement shall terminate immediately and, except as expressly set forth in this paragraph, the Company shall have no further liability hereunder to Employee or his estate. The Company shall continue to pay to Employee's estate his salary and continued stock option vesting for a period of one (1) month from and after the date of death during the term of this Agreement.

  (b) PERMANENT DISABILITY. In the event that Employee becomes totally disabled during the term hereof and such total disability continues for a period in excess of ninety (90) days, whether consecutive or in the aggregate during any 12 month period, at the end of such period of disability the Employee shall be considered as permanently disabled and this Agreement shall terminate immediately and, except as expressly set forth in this paragraph, the Company shall have no further liability hereunder to Employee. The Company shall continue to pay to Employee his salary and continue stock option vesting for the period of disability and a period of two (2) months from and after the date of total disability commencing with the expiration of the first 90 day period of such disability as severance pay hereunder.

  Employee shall be considered as totally disabled if, and when because of injury, illness or physical or mental disability, he is prevented from effectively performing the duties of his employment. The determination of total disability shall be made by the Board of Directors of the Company, but said decision shall not be unreasonable or arbitrary and shall be supported by the opinion (at the Company's expense) of at least one licensed physician unless Employee shall

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  without justification fail to submit to the necessary physical or mental examinations. It is understood that Employee's occasional sickness of short duration shall not result in Employee being considered totally disabled, and Employee shall continue to be compensated hereunder during such periods of occasional sickness so long as they shall not exceed twelve (12) days In a calendar year.

  (c) INVOLUNTARY TERMINATION FOR CAUSE. The Company may terminate this Agreement for cause. For the purposes of this Agreement, a termination for "cause" shall mean a termination resulting from a good faith and reasonable determination by the Company's Board of Directors that Employee (i) has committed a felony or act of moral turpitude which would materially injure the Company or its reputation or, (ii) has intentionally or willfully and repeatedly breached his duties hereunder in a material respect and, if curable, has failed to cure the same within thirty (30) days after receiving written notice of such breach from the Board of the Company. Such notice must be given to Employee following each claimed breach, whether or not curable. In the event of termination for cause, the Company shall have no further liability hereunder to Employee from and after the date of such termination.

  (d) TERMINATION WITHOUT CAUSE. Termination of Employee for any reason other than in paragraphs 6(a), 6(b), and 6(c) hereof shall be considered Termination Without Cause. In addition, Employee's resignation from the employ of the Company shall be deemed Termination Without Cause ("Constructive Discharge") if resulting from: 1) a reduction of more than 25% of monthly base salary in cash compensation (excluding performance bonuses) or other benefits other than as a result of a decrease in compensation payable to Employee and to all other executive officers of Company on the basis of Company's financial performance; 2) a change in reporting relationship to the Company President or a significant reduction in the nature or scope of Employee's responsibilities, authorities, powers, functions or duties as an Executive Vice President and Chief Operating Officer of the Company; 3) a requirement imposed by Company that Employee relocate to an office that is more than 25 miles from the Company's current headquarters; 4) failure of Company materially to perform its obligations pursuant to this Agreement. If Employee continues his employment with the Company after a Constructive Discharge event occurs, that continuation

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  shall not constitute a waiver of Employee's fight to treat such event as an event of Termination Without Cause unless (i) his employment under adjusted terms of employment after the Constructive Discharge Event shall continue for more than 12 months after such Constructive Discharge Event or (ii) his employment is subsequently terminated for cause under paragraph 6(c) above. Any waiver of a Constructive Discharge Event as a result of continued employment for more than 12 months thereafter shall not, however, be deemed a waiver as to any other Constructive Discharge Event which may subsequently occur.

  (e) SALARY AND BENEFIT CONTINUATION UPON TERMINATION WITHOUT CAUSE. Upon the termination of Employee's employment with the Company for any reason whatsoever prior to the expiration of the original term or any annual renewal of the term of this Agreement, except for (i) termination upon death as set forth in paragraph 6(a) hereof; (ii) termination upon permanent disability as set forth in paragraph 6(b) hereof; (iii) termination for cause pursuant to paragraph 6(c) hereof; or (iv) Employee's voluntarily electing not to continue in the employment of the Company under conditions other than those set forth in paragraph 6(d) hereof; then the Company within thirty (30) days after such termination, and in lieu of all other obligations of the Company hereunder, shall: 1) pay to Employee an lump-sum payment equal to his then base salary for a period equal to twelve (12) months; 2) will provide Employee, at Company's cost, with employment benefits consisting of life, health, dental and long-term disability insurance for a period of 12 months after termination; and 3) enter into a Post-termination Consulting Agreement as defined below in paragraph 6(f) hereof. Thereafter, any continuation of benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA) will be at Employee's cost.

  (f) POST-TERMINATION CONSULTING AGREEMENT. Upon the Termination Without Cause, Employee will hold himself available to provide consulting services to the Company for a period terminating one year after the Termination Date (the "Consulting Period"). Employee will provide the consulting services only upon the request of the Company's Chief Executive Officer and for no more than ten hours per week (any period shorter than one week will include a proportionate number of hours) at such times and places as are mutually convenient to Employee and the Company. However, Employee will perform those services at times and places that do not reasonably conflict with his responsibilities to his

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  then current employer.  Employee will perform services as an independent contractor with the customary and usual independence associated therewith, and he will not be deemed an employee or agent of the Company or have the authority to bind, or to enter into any contract on behalf of, the Company, unless expressly authorized in writing to do so. The Company will pay Employee a consulting fee of $150.00 per hour for each hour actually worked at the Company's request. The Company's Board of Directors has determined that Employee will be providing "substantial services" to the Company during the Consulting Period such that any option held by Employee on the Termination Date, if not fully vested at the time, will continue to vest during the Consulting Period according to its terms. Any option held by Employee at the Termination Date will remain exercisable for the current term of the option during the Consulting Period even though the employment of Employee will terminate on the Termination Date.


7. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee recognizes and acknowledges that the Company's trade secrets and proprietary processes as they may exist from time to time are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not during or after the term of his employment, disclose such secrets or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Employee make use of any such secrets or processes for his own purposes or for the benefit of any person, firm, corporation, or other entity (except the Company) under any circumstances during or after the term of his employment; provided that after the term of his employment these restrictions shall not apply to such secrets and processes which are then, or from tine to time thereafter, in the public domain (provided that he was not responsible, directly or indirectly, for permitting such secrets or processes to enter the public domain without the Company's consent).


8. COVENANT NOT TO COMPETE OR INTERFERE. The Employee agrees that during the term of this Agreement or for a period of one ( 1 ) year after the date of Termination under this Agreement, whichever occurs first; (a) Employee shall not intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise between the

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Company and any customer, supplier, lessor or employee of the Company or any of its subsidiaries and (b) Employee shall not as a sole proprietor or otherwise for his own account or as a partner, employee, officer, director, manager, agent, distributor, consultant, marketing representative, associate, investor or otherwise (except as to a less than 5% interest in a public company listed on the Nasdaq, a national, or a regional exchange), directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, finance, work for, provide services to, advise, acquire, lease, operate, manage or invest in or permit his name to be used or employed in connection with any business which engages in providing equipment and/or support services for corrective eye surgery in competition with the Company (the "Business"). Employee further agrees that the covenants and other provisions of this paragraph shall cover his activities in the whole of North America, Europe and Asia (the "Territory"). The parties hereto agree that the covenants contained in this paragraph (b) shall be construed as if the covenants are divided into separate and distinct covenants in respect of each of the products and services of the Business, each capacity in which the party is prohibited from competing, and each part of the world in which such competition is prohibited from taking place. The territorial restrictions contained in this paragraph (b) are properly required for the adequate protection of the Business and in the event any covenant or other provision contained this paragraph (b) shall be deemed to be illegal, unenforceable, or unreasonable by a court or other tribunal of competent jurisdiction. With respect to any part of the Territory or otherwise, such covenant or provision shall not be affected with respect to any other part of the Territory or otherwise, and each of the parties hereto agrees and submits to the reduction of said territorial restriction or other provisions to such an area or otherwise, as said court shall deem reasonable. The parties further agree that if any provision of this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law


9. INVENTIONS. The Employee hereby sells, transfers, and assigns to the Company, or to any person or entity designated by the Company, at of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures, and improvements, whether patented or unpatented, and copyrightable material made or conceived by the Employee, solely or jointly during the term hereof which relate to methods, apparatus, formulae, designs, products, processes or devices, sold, leased, used, or under consideration or development by the Company, or which otherwise relate to or pertain to

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the business, functions, or operations of the Company. The Employee agrees to communicate promptly and to disclose to the Company, in such form as the Employee may be required to do so, all information, details, and data pertaining to the aforementioned inventions, ideas, disclosures, and improvements and to execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof.

For the purposes of this Agreement, an invention shall be deemed to have been made during the term of Employee's employment if, during such period, the invention was conceived or first actually reduced to practice by the Company, and Employee agrees that any patent application filed within one (1 ) year after termination of this employment shall be presumed to relate to an invention which was made during the term of Employee's employment unless Employee can provide satisfactory evidence to the contrary.


10. INJUNCTIVE RELIEF. The parties hereto acknowledge that (a) the covenants and restrictions set forth in Sections 8, 9 and 10 of this Agreement are necessary, fundamental and required for the protection of the business of the Company, (b) such covenants and restrictions are material inducements to investors to enter into agreements to invest in the Company, and (c) a breach of any of such covenants and restrictions by Employee will result in irreparable harm and damages to the Company which cannot be adequately compensated by a monetary award. Accordingly, in the event of breach or threatened breach of such provisions by Employee, Employee expressly agrees that the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin the Employee from breaching any such covenant or provision or to specifically enforce the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.


11. INSURANCE. The Company, at its election and for its benefit, may insure the Employee against accidental loss or death and the Employee shall submit to such

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physical examination and supply such information as may be required in connection therewith.

12. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to his last known residence in the case of the Employee or to its last known principal office in the case of the Company.

13. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed by a waiver of any subsequent breach.

14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

15. ASSIGNMENT. The rights and obligations of the parities under this Agreement shall inure to the benefit of and shall be binding upon the successors of such parties.

16. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification, extension or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

EMPLOYEE:                 /s/  Allen J. Simon
                               ------------------------
                               Allen J. Simon


COMPANY:                   VISTA TECHNOLOGIES INC.


                           By: /s/ Thomas A. Schultz
                               ------------------------------------
                               Thomas A. Schultz, President & CEO

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